SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2012

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 31, 2012, Clifton Savings Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Clifton Savings Bank (the “Bank”) entered into an employment agreement Christine R. Piano, the Chief Financial Officer and Treasurer of the Company and the Executive Vice President and Chief Financial Officer of the Bank.  In addition, on December 31, 2012, the Bank entered into employment agreements with each of Bart D’Ambra, the Executive Vice President and Chief Operating Officer of the Bank and Stephen Hoogerhyde, the Executive Vice President and Chief Lending Officer of the Bank.  Each employment agreement provides for a three-year term.  The term of Ms. Piano’s employment agreement with the Company automatically extends to a three-year term each day until one party gives the other party notice of its intent not to renew the agreement, at which time the term of the agreement becomes fixed at three years.  The Board of Directors of the Bank may extend the terms of the employment agreements with the Bank annually.

Under their respective employment agreements, Ms. Piano’s current base salary is $171,000, Mr. D’Ambra’s current base salary is $151,500 and Mr. Hoogerhydge’s current base salary is $156,500.  The employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to Ms. Piano and Messrs. D’Ambra and Hoogerhyde.  The agreements also provide for certain payments to Ms. Piano and Messrs. D’Ambra and Hoogerhyde following their termination of employment due to a change in control, their death, disability, or upon termination without just cause (as defined in each agreement).

Pursuant to the terms of each employment agreements, the Bank or the Company, as applicable, will pay or reimburse Ms. Piano and Messrs. D’Ambra and Hoogerhyde for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement.  The employment agreements also provide that the Bank and the Company, as applicable, will indemnify Ms. Piano and Messrs. D’Ambra and Hoogerhyde to the fullest extent legally allowable.  In addition, the agreements provide that, except in the event of a change in control, Ms. Piano and Messrs. D’Ambra and Hoogerhyde are subject to a one-year non-compete clause in the event their employment is terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: January 7, 2013	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer